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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
          SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                             ----------------------

                                MCN FINANCING II
             (Exact Name of Registrant as Specified in Its Charter)


         DELAWARE                                             38-6668275
(STATE OF INCORPORATION OR                                 (I.R.S. EMPLOYER
      ORGANIZATION)                                     IDENTIFICATION NUMBER)




                            C/O MCN ENERGY GROUP INC.
                               500 GRISWOLD STREET
                             DETROIT, MICHIGAN 48226
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                             ----------------------

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO
SECTION 12(b) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(c), PLEASE CHECK THE FOLLOWING BOX. [X]

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO
SECTION 12(g) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(d), PLEASE CHECK THE FOLLOWING BOX. [ ]

  SECURITIES ACT REGISTRATION FILE NUMBER TO WHICH THIS FORM RELATES: 333-47139

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


TITLE OF EACH CLASS                               NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED                               EACH CLASS IS TO BE REGISTERED
-------------------                               ------------------------------

__% TRUST PREFERRED SECURITIES (TRUPS(R))            NEW YORK STOCK EXCHANGE
(AND THE GUARANTEE WITH RESPECT THERETO)
           (TITLE OF CLASS)






       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  The class of securities to be registered hereby is the __% Trust Preferred Securities, (TRUPS(R)) (the "Preferred Securities") of MCN Financing II, a statutory business trust created under the laws of the State of Delaware (the "Trust"). The Preferred Securities represent preferred undivided beneficial interests in the assets of the Trust, and are guaranteed by MCN Energy Group Inc. ("MCN"), a Michigan corporation and the sponsor of the Trust, to the extent set forth in the Registration Statement on Form S-3 of the Trust and MCN, among other registrants (Registration No. 333-47139) (the "Registration Statement"), filed with the Securities and Exchange Commission on March 2, 1998, and the forms of prospectus and the prospectus supplement for the Preferred Securities included therein, which descriptions are incorporated herein by reference. Definitive copies of the prospectus and the prospectus supplement describing the Preferred Securities will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A. "TRUPS(R)" is a registered service mark of Salomon Brothers Inc.


ITEM 2.  EXHIBITS.

Number            Description

2.1 Certificate of Trust, dated March 6, 1996, of the Trust (incorporated herein by reference to Exhibit 4-12 to the Registration Statement on Form S-3 (Reg. No. 333-01521)).

2.2 Form of Amended and Restated Declaration of Trust of the Trust (incorporated herein by reference to Exhibit 4-16 to the Registration Statement on Form S-3 (Reg. No. 333-01521)).

2.3 Form of Preferred Security (included in Exhibit 4-16 to the Registration Statement on Form S-3 (Reg. No. 333-01521)).

2.4 Form of Guarantee Agreement with respect to the Preferred Securities of the Trust (incorporated herein by reference to Exhibit 4-8(b) to the Registration Statement on Form S-3 (Reg. No. 333-01521)).

2.5 Subordinated Debt Securities Indenture between MCN and NBD Bank, N.A., as Trustee (incorporated herein by reference to Exhibit 4-5 to the Registration Statement on Form S-3 (Reg. No. 33-55665)).

2.6 Form of Supplemental Indenture to Subordinated Debt Securities Indenture to be used in connection with the issuance of Junior Subordinated Debentures (incorporated herein by reference to Exhibit 4-24 of the Registration Statement on Form S-3 (Reg. No. 333-21175)).

2.7 Form of Junior Subordinated Debenture (included in Exhibit 4-24 to the Registration Statement on Form S-3 (Reg. No. 333-21175)).



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                                   SIGNATURES


                  Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


MCN ENERGY GROUP INC.



By:  /s/ SEBASTIAN COPPOLA
   -----------------------------------
     Name:  Sebastian Coppola
     Title: Senior Vice President-Finance, Treasurer
            and Investor Relations Officer



MCN FINANCING II



By:  /s/ SEBASTIAN COPPOLA
   -----------------------------------
   Sebastian Coppola, as Trustee



By: /s/ DANIEL L. SCHIFFER
   -----------------------------------
   Daniel L. Schiffer, as Trustee




Date:    September 16, 1998





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